Exhibit 10.4

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of the 22nd day of September, 2004 (the "AGREEMENT"), is entered into by and between Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, the "SECURED PARTIES") and Conversion Services International, Inc., a Delaware corporation company (the "COMPANY").

         WHEREAS, as of the date hereof, the Secured Parties have loaned to the Company an aggregate of $1,000,000.00 (the "LOAN") pursuant to three separate Senior Subordinated Secured Convertible Promissory Notes (as the same may be amended, extended, restated, renewed or modified, the "NOTES") issued by the Company to the Secured Parties; and

         WHEREAS, it is a condition to the willingness of the Secured Parties to make the Loan evidenced by the Note that the Company enter into this Agreement and grant to the Secured Parties the security interest provided for herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

1. Certain Defined Terms. As used herein, the following capitalized terms have the following meanings. All other capitalized terms are defined elsewhere herein:

         "ACCOUNT DEBTOR" means any Person who is or may be obligated with respect to, or on account of, an Account.

         "ACCOUNTS" means all "accounts", as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

         "BOOKS AND RECORDS" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

         "CHATTEL PAPER" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

         "COLLATERAL" means all of Company's property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

                  (a)    all Inventory;

                  (b)    all Equipment;

                  (c)    all Fixtures;

                  (d)    all General Intangibles;

                  (e)    all Accounts;

                  (f) all Deposit Accounts, other bank accounts and all funds on deposit therein;

                  (g)    all Investment Property;

                  (h)    all Stock;

                  (i)    all Chattel Paper;

                  (j)    all Letter-of-Credit Rights;

                  (k)    all Instruments;

                  (l)    all commercial tort claims;

                  (m)    all Books and Records;

                  (n)    all Intellectual Property;

                  (o) all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

                  (p) (i) all money, cash and cash equivalents and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Laurus for the account of Company (whether for safekeeping, custody, pledge, transmission or otherwise); and

                  (q) all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including insurance claims against third parties for loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

         "DEPOSIT ACCOUNTS" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Person.

         "EQUIPMENT" means all "equipment" as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any


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and all machinery,  apparatus,  equipment,  fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

         "FIXTURES" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

         "GENERAL INTANGIBLES" means all "general intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

         "GOODS" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "GOODWILL" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

         "INSTRUMENTS" means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "INTELLECTUAL PROPERTY" means any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, Licenses, information and other proprietary rights and processes.

         "INVENTORY" means all "inventory", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

         "INVESTMENT PROPERTY" means all "investment property", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.


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

         "LETTER-OF-CREDIT RIGHTS" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

         "LICENSE" means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

         "OBLIGATIONS" means all debts, liabilities and obligations owing by the Company to the Secured Parties, in each case solely and exclusively as the same arise under the Loan and the Note.

         "PAYMENT INTANGIBLES" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

         "PERSON" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

         "SENIOR DEBT HOLDER" means Laurus Master Fund, Ltd., a Cayman Islands corporation.

         "SENIOR INDEBTEDNESS" means all amounts owed by the Company to the Senior Debt Holder under, and all obligations of the Company pursuant to: (i) that certain $2 million Secured Convertible Minimum Borrowing Note of the Company, dated August 16, 2004, in favor of the Senior Debt Holder, (ii) that certain $4 million Secured Revolving Note of the Company, dated August 16, 2004, in favor of the Senior Debt Holder, (iii) that certain Master Security Agreement, dated August 16, 2004, among the Company, CSI Sub Corp. (DE), DeLeeuw Associates, LLC, Evoke Software Corporation and the Senior Debt Holder, (iv) that certain $5 million Secured Convertible Term Note, dated August 16, 2004, in favor of the Senior Debt Holder; (v) that certain Securities Purchase Agreement, dated August 16, 2004, between the Company and the Senior Debt Holder, (vi) that certain Stock Pledge Agreement, dated August 16, 2004, between the Company and the Senior Debt Holder, (vii) that certain Registration Rights Agreement, dated August 16, 2004, between the Company and the Senior Debt Holder, and (viii) that certain Common Stock Purchase Warrant, dated August 16, 2004, in favor of the Senior Debt Holder.

         "SOFTWARE" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

         "STOCK" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934). For purposes hereof, Stock includes, without limitation, the Stock of any Subsidiary owned by the Company.


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

         "SUBSIDIARY" means any entity through which the Company shall conduct operations, of which the Company shall own, directly or indirectly through another Subsidiary, more than fifty percent (50%) of the outstanding voting capital stock (or other shares of beneficial interest with voting rights), or which the Company shall otherwise control, either directly or indirectly, and whether through the ownership of securities or other ownership interests, by contract or otherwise.

         "SUPPORTING OBLIGATIONS" means all "supporting obligations" as such term is defined in the UCC.

         "UCC" means the Uniform Commercial Code as the same may, from time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         2. Grant of Security Interest. To secure the payment of all Obligations, the Company hereby grants to the Secured Parties a continuing security interest in all of the Collateral. With respect to each of the Secured Parties, the security interest granted hereunder shall be limited to the amount of the Loan funded by each such Secured Parties plus all related Obligations relating to such amount of the Loan. Upon the Senior Debt Holder's release of its security interest in the Stock of any Subsidiaries, the Company shall promptly deliver stock certificates evidencing such Stock to the Secured Parties.

         3. Subordination. Notwithstanding anything in this Agreement to the contrary, by its execution hereof, the Secured Parties, for themselves and its successors and assigns, acknowledges and agrees for the benefit of the Company and the Senior Debt Holder, and their respective successors and assigns, that, notwithstanding any provision of this Agreement to the contrary, the payment or satisfaction by the Company of any interest, principal, any other amounts or any Obligations under the Note or this Agreement or any agreement, certificate or document contemplated or required hereunder, and the performance by the Company its obligations hereunder and thereunder, is and shall be expressly subordinated and junior in right of payment to the prior indefeasible payment in full of all Senior Indebtedness, whether now existing or hereafter arising, and is hereby subordinated as a claim against the Company or any of the assets of the Company, whether such claim be in the event of any distribution of the assets of the Company, upon any reorganization or composition or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Company or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshaling of its assets or liabilities or any general failure of the Company to pay its debts as they become due. All rights of the Secured Parties are expressly subject to the rights of the Senior Debt Holder. The subordination provisions set forth in this Section 3 are in addition to the terms and provisions of that certain Intercreditor Agreement, dated as of the date hereof, between the Holder and the Senior Debt Holder (the "INTERCREDITOR AGREEMENT"), and each of the terms of this Agreement, the Note and of each agreement, certificate or document contemplated or required hereunder or thereunder are subject in all instances to the terms of the Intercreditor Agreement.

         4. Representations and Warranties. The Company hereby represents and warrants to the Secured Parties those same representations and warranties that appear in Section 7 of the Note, which representations and warranties are incorporated by reference herein.


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

         5. Inspection Rights. The Company will allow the Secured Parties and/or their representatives access to (during reasonable business hours and for reasonable durations) and the right of inspection of the Company's premises where the books and records relating to the Collateral are located.

         6. Event of Default. The Company shall be in default under this Agreement upon the happening of any Event of Default under the Note and as defined in the Note.

         7. Effect of Event of Default. Subject to the provisions of Section 3 hereof and the terms of the Intercreditor Agreement, upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties may declare all Obligations immediately due and payable and the Secured Parties shall have the remedies of a secured party provided in the UCC, this Agreement and other applicable law. Subject to the provisions of Section 3 hereof and the terms of the Intercreditor Agreement, upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as you may desire, including, without limitation, the right to contact account debtors liable in respect of the Accounts for the purpose of engaging in collection activities with respect thereto. Subject to the provisions of Section 3 hereof and the terms of the Intercreditor Agreement, upon the Secured Parties' request, the Company shall assemble the Collateral and make it available to the Secured Parties at a place designated by the Secured Parties. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least five
(5) business days before such disposition, postage prepaid, addressed to us either at our address shown herein or at any address appearing on the Secured Parties' records for the Company. Subject to the provisions of Section 3 hereof and the terms of the Intercreditor Agreement, any proceeds of any disposition of any of the Collateral shall be applied by the Secured Parties to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by the Secured Parties toward the payment of the Obligations in such order of application as the Secured Parties may elect, and the Company shall be liable for any deficiency.

         8. Actions by the Secured Parties. If the Company defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on our part to be performed or fulfilled under or pursuant to this Agreement, the Secured Parties may, at its sole option without waiving its right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to the Company, perform or fulfill the same or cause the performance or fulfillment of the same for the Company's account and at its sole cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law.

         9. Indemnification. The Company hereby indemnify and save the Secured Parties harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that the Secured Parties may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations or in the enforcement of this Agreement or in the prosecution or defense of any action or proceeding either against the Secured Parties or the Company concerning any matter growing out of or in connection with this Agreement and/or any of the Obligations and/or any of the Collateral.

         10. Termination of Security Interest. The Secured Parties agree to terminate the security interest in the Collateral upon the Company tendering the full and final payment in satisfaction of the Obligations. The Secured Parties agree to join with the Company in executing termination statements and other instruments pursuant to the UCC in form satisfactory to the Company and in


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

executing such other documents or instruments as may be required or deemed necessary by the Company for purposes of terminating the security interest in the Collateral.

         11. No Shorting. As a material inducement for the Company to enter into this Agreement and the Note, the Secured Parties represents that they have not as of the date hereof, and covenant on behalf of themselves and their affiliates that neither the Secured Parties nor any affiliate of the Secured Parties will at any time in which the Secured Parties or any affiliate of the Secured Parties beneficially hold the Notes or the Warrant (as defined in the Note) or the shares of Common Stock (as defined in the Notes) thereunder, engage in any short sales of, or hedging or arbitrage transactions with respect to, the Common Stock, or buy "put" options or similar instruments with respect to the Common
Stock. Notwithstanding the foregoing, it is specifically agreed that in the event that affiliates of the Secured Parties act as an underwriter in connection with any registered public offering of the Company's securities, that the foregoing prohibitions shall not preclude such underwriters from engaging in "stabilization transactions" which are permitted under applicable securities laws, rules and regulations.

         12. Waiver. No delay or failure on part of the Secured Parties in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by the Secured Parties and then only to the extent therein set forth, and no waiver by the Secured Parties of any default shall operate as a waiver of any other default or of the same default on a future occasion. The Secured Parties' books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon the Company for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. The Secured Parties shall have the right to enforce any one or more of the remedies available to the Secured Parties, successively, alternately or concurrently. The Company agrees to join with the Secured Parties in executing financing statements or other instruments pursuant to the UCC in form satisfactory to the Secured Parties and in executing such other documents or instruments as may be required or deemed necessary by the Secured Parties for purposes of affecting or continuing the Secured Parties' security interest in the Collateral.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

         14. Successors and Assigns. All of the rights, remedies, options, privileges and elections given to the Secured Parties hereunder shall inure to the benefit of its successors and permitted assigns. The Secured Parties may not assign, pledge or otherwise transfer this Agreement or any or obligation hereunder without the prior written consent of the Company; provided that the Holder may, without such consent, assign this Agreement to an affiliate of the Holder, but only on the express condition that any such affiliate agrees in writing to be bound by the terms of this Agreement and the Intercreditor Agreement as if it were an original party thereto.

         15. Waiver of Jury Trial, etc. The Secured Parties and the Company hereby: (a) waive any and all right to trial by jury in litigation relating to this Agreement and the Note, (b) submit to the nonexclusive jurisdiction of the state and federal courts located in the State of New York, County of New York and (c) waive any objection the Secured Parties or the Company may have as to the bringing or maintaining of such action with any such court.

         16. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by overnight courier (prepaid) or if delivered by facsimile transmission, to the Company at the address or facsimile number set forth in the Company's SEC filings or to the Secured Parties at the addresses or facsimiles number set forth in the records of the Company. Any party hereto may by notice


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

so given change its address for future notice hereunder. Notice shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service.

         17. Amendments. No amendment, modification, termination, or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         18. No Waiver. No course of dealing between the Secured Parties and the Company, nor any failure or delay on the Secured Parties' part in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy under this Agreement. The rights and remedies provided in this Agreement and the Note are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

         19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. In no event shall any payments hereunder (if deemed interest under applicable law or regulation) exceed the maximum rate permitted under applicable law or regulation. If any provision of this Agreement is in contravention of any such law or regulation, then such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall be applied to the Obligations in such order as the Secured Parties shall elect.

         20. Captions. The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect.

         21. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.



                            [Signature Page Follows]



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.


                            COMPANY:

                            CONVERSION SERVICES INTERNATIONAL, INC.


                                 /s/ Scott Newman
                            By: _______________________________
                                   Name:  Scott Newman
                                   Title: President and Chief Executive Officer

                            SECURED PARTIES:

                            SANDS BROTHERS VENTURE CAPITAL LLC

                            By:  SB Venture Capital Management LLC, Manager


                                       /s/ Steven Sands
                                By: _______________________________
                                       Name:  Steven Sands
                                       Title: Manager

                            SANDS BROTHERS VENTURE CAPITAL III LLC

                            By:  SB Venture Capital Management III LLC, Manager


                                       /s/ Steven Sands
                                By: _______________________________
                                       Name:  Steven Sands
                                       Title: Manager

                            SANDS BROTHERS VENTURE CAPITAL IV LLC

                            By: SB Venture Capital Management IV LLC, Manager


                                       /s/ Steven Sands
                                By: _______________________________
                                       Name:  Steven Sands
                                       Title: Manager



                     [Signature Page to Security Agreement]



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